                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            The Liberty Corporation
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                               Martha G. Williams
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                         [LOGO]
- -------------------------------------------------------------------------------
The Liberty Corporation Box 789 Greenville, SC 29602-0789

                                                                 March 31, 1994

Dear Shareholder:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders of The Liberty Corporation on Tuesday, May 3, 1994, at 10:30 a.m. in the Company's Headquarters Building located at 2000 Wade Hampton Boulevard, Greenville, South Carolina.

     The items of business to be acted on during the meeting include the election of five directors to serve three-year terms expiring May, 1997 and the ratification of the appointment of independent public accountants for the year 1994. The accompanying proxy statement contains details on these items. We will also review the major developments of 1993.

     Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

     I look forward to seeing you on May 3. Coffee will be served prior to the meeting, when the members of the Board of Directors hope to visit with you.

                                           Cordially,

                                           /s/ HAYNE HIPP

                                           HAYNE HIPP
                                           President and Chief Executive officer

                            THE LIBERTY CORPORATION

                             WADE HAMPTON BOULEVARD
                             GREENVILLE, S.C. 29615

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                                                                  March 31, 1994

To the Shareholders of The Liberty Corporation:

     The Annual Meeting of Shareholders of The Liberty Corporation will be held at The Liberty Corporation Headquarters Building, Wade Hampton Boulevard, Greenville, South Carolina, on Tuesday, May 3, 1994 at 10:30 a.m., local time, for the following purposes:

          1. To elect five directors to serve for three-year terms.

          2. To ratify the selection of independent public accountants.

          3. To transact such other business as may properly come before the meeting.

     Holders of Common Stock and Preferred Stock at the close of business on March 15, 1994 will be entitled to vote at the meeting or any adjournment thereof.

     A copy of the 1993 Annual Report to Shareholders is enclosed.

                                      By Order of the Board of Directors

                                      MARTHA G. WILLIAMS
                                      Vice President, General Counsel
                                        & Secretary

     EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE WISHES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON.

Mailing Date: March 31, 1994

                            THE LIBERTY CORPORATION

                             WADE HAMPTON BOULEVARD
                             GREENVILLE, S.C. 29615

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The 1994 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty" or the "Company") will be held on May 3, 1994 for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors in connection with this meeting and any adjournment thereof. Officers of Liberty may solicit proxies by mail, telephone and personal interview, which expense will be borne by Liberty. In addition, the Company has engaged the services of Corporate Communications, Inc., Nashville, Tennessee, to assist in the solicitation of proxies at an estimated fee of $6,000 plus out-of-pocket expenses.

     A proxy in the accompanying form which is properly executed, duly returned and not revoked will be voted in accordance with instructions contained therein. If no instructions are given with respect to a specified matter to be acted upon, proxies will be voted in favor of such matter. Proxies may be revoked at any time before exercise.

     Each shareholder is entitled to one vote for each share of Common Stock and each share of Preferred Stock of The Liberty Corporation held at the close of business on March 15, 1994, the record date for the Annual Meeting. On that date there were 19,565,002 shares of Common Stock and 598,291 shares of Preferred Stock outstanding.

ITEM 1.  ELECTION OF DIRECTORS

INFORMATION RESPECTING THE BOARD AND NOMINEES

     The Board, which held four meetings during 1993, has standing Audit, Compensation, Investment and Finance, and Nominating Committees. The memberships and principal responsibilities of these Committees are as follows:

     The Audit Committee, which met two times during 1993, currently includes Edward E. Crutchfield, Jr., Chairman, Dr. James F. Kane, Robert S. Small and John A. Warren. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, maintaining direct reporting responsibility and regular communication with the Company's internal audit staff, reviewing the scope and results of the Company's internal audit procedures, approving the services to be performed by the independent public accountants, reviewing the degree of independence of the public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which met two times during 1993, currently includes William O. McCoy, Chairman, William S. Lee, James G. Lindley and John
H. Mullin, III. This Committee establishes the salaries and other forms of executive compensation for senior executives of the Company and its subsidiaries, develops and maintains compensation plans for such senior executives and grants benefits under such plans.

     The Investment and Finance Committee, which met one time during 1993, currently includes William S. Lee, Chairman, James G. Lindley, John H. Mullin, III and W. W. Johnson. This Committee advises the Board with regard to the Company's capital structure and long-term capital and borrowing needs; the Company's broad investment policies and guidelines; and the quality and performance of the investment portfolios.

     The Nominating Committee, which met one time since the last annual meeting, currently includes Buck Mickel, Chairman, Rufus C. Barkley, Jr., W. W. Johnson and Dr. Benjamin F. Payton. This Committee recommends selection to management and to the Board of Directors of nominees for election as Directors and considers the performance of incumbent Directors in determining whether to nominate them for re-election. The Nominating Committee will consider nominees recommended by shareholders for the 1995 meeting provided such nominations are made in writing and submitted to the Nominating Committee at the Company's above stated address no later than December 1, 1994.

     The Board of Directors is divided into three classes. At each annual meeting, one class is elected for a three-year term. The Nominating Committee has recommended the election of Lawrence M. Gressette, Jr., Francis M. Hipp, Hayne Hipp, Buck Mickel and J. Thurston Roach as Directors to hold office for terms of three years, expiring with the annual shareholders meeting to be held in 1997 and until their successors are duly elected and qualified. The terms of office of the other nine Directors continue until the annual meeting of shareholders held in the year shown for their respective classes. The Board of Directors and management concur in this recommendation.

     The accompanying proxies will be voted for the election of the nominees named below unless contrary instructions are given in the proxy. Should any one or more of the nominees become unavailable to accept nomination for election as a Director, the persons named in the enclosed proxy will vote for the election of such other persons as management may recommend, unless the Board reduces the number of Directors. The nominees receiving a plurality of the votes cast will be elected as Directors. Ratification of the appointment of independent auditors requires that the votes cast favoring the action exceed the votes cast opposing the action. Abstaining votes and broker non-votes will not be included as votes in favor of or against either proposal. Independent tabulation is employed.

     Following is information about each nominee for Director or Director whose term continues after the meeting, including certain biographical data.

                             NOMINEES FOR DIRECTORS

FOR TERMS EXPIRING IN MAY 1997:

     LAWRENCE M. GRESSETTE, JR. is Chairman, President and Chief Executive Officer of SCANA Corporation, a utilities company located in Columbia, South Carolina. Mr. Gressette has held these positions since February, 1990. Previously, he served in various executive capacities with SCANA Corporation and its subsidiaries. Mr. Gressette serves as a Director of Wachovia Corporation and is being nominated as a Liberty Director for the first time. He is 62 years old.

     FRANCIS M. HIPP is Chairman of the Board and Chairman of the Executive Committee of Liberty, positions he has held since 1967. Mr. Hipp has also served as Chairman of the Board of Liberty Life

(1943-1977) and President of Liberty (1967-1977). He first became a Director of Liberty in 1967. Mr. Hipp is 83 years old.

     HAYNE HIPP is President and Chief Executive Officer of Liberty, a position he assumed in 1981. He has also served as Chairman of Liberty Life since September, 1989. Mr. Hipp first became a Director of Liberty in 1977. He also serves on the Boards of Wachovia Corporation and SCANA Corporation. He is 54 years old.

     BUCK MICKEL is the retired Vice Chairman of the Board and President of Fluor Corporation, a company headquartered in Irvine, California, and engaged primarily in furnishing engineering and construction services and producing natural resources. He retired as Vice Chairman in 1987 and as President in 1986. Mr. Mickel has been a member of Liberty's Board of Directors since 1969 and is also a Director of Fluor Corporation, Duke Power Company, Monsanto Company, NationsBank Corporation, Delta Woodside Industries, Incorporated, Insignia Financial Group, RSI Holdings Inc. and Emergent Group Incorporated. Mr. Mickel is 68 years old.

     J. THURSTON ROACH is Vice President, Chief Financial Officer and Secretary of Simpson Investment Company, a privately-held company headquartered in Seattle, Washington, and engaged in growing and harvesting timber and manufacturing lumber, plywood, pulp, paper and plastic pipe. He has held these positions since 1984. Since 1988, Mr. Roach has also served as President and a Director of Simpson Latin America, Ltd., the holding company for Simpson's international investments. Mr. Roach is being nominated as Director of Liberty for the first time. He is 52 years old.

                         DIRECTORS CONTINUING IN OFFICE

TERMS EXPIRING IN MAY 1995:

     EDWARD E. CRUTCHFIELD, JR. is Chairman and Chief Executive Officer of First Union Corporation, a bank holding company, located in Charlotte, North Carolina. He was elected Chief Executive Officer in 1984 and Chairman in 1985. He also served as President from October, 1988 to June, 1990. Mr. Crutchfield has served as a Director of Liberty since 1989 and also serves as a Director of BellSouth Telecommunications, Incorporated and VF Corporation. He is 52 years old.

     JAMES F. KANE is Dean Emeritus and Professor of the College of Business, University of South Carolina, Columbia, South Carolina, a position he assumed in July, 1993. Previously, he served as Dean of the College of Business from 1967 to July, 1993. Dr. Kane was first elected a Director of Liberty in 1970. He is also a Director of Glassmaster Plastics Company and Delta Woodside Industries, Incorporated. Dr. Kane is 62 years old.

     JAMES G. LINDLEY is Chairman Emeritus of the Board of South Carolina National Corporation, a bank holding company located in Columbia, South Carolina, a position he assumed on July 1, 1993. Mr. Lindley also serves as Chairman Emeritus of the Board of South Carolina National Bank. Previously, he served as Vice Chairman of the Board of Wachovia Corporation (1991-1993) and Chairman of the Board of South Carolina National Corporation and South Carolina National Bank (1984-1993). Mr. Lindley serves as a Director of Wachovia Corporation and first became a Director of Liberty in 1984. He is 62 years old.

     WILLIAM O. MCCOY is Vice Chairman of the Board of BellSouth Corporation, the regional telecommunications company that owns South Central Bell and Southern Bell, located in Atlanta, Georgia, a position he has held since 1983. He also serves as President and Chief Executive Officer of BellSouth

Enterprises, Incorporated. He was elected President in 1986 and Chief Executive Officer in 1989. Mr. McCoy has served as a Director of Liberty since 1984 and also serves as a Director of First American Corporation. He is 60 years old.

     JOHN H. MULLIN, III is Chairman of Ridgeway Farm, Inc., a wholesale shade and ornamental tree nursery located in Brookneal, Virginia, a position he assumed in June, 1989. Previously, he served as a Managing Director of Dillon, Read & Co. Inc., of New York, New York, from 1979 until June, 1989. Mr. Mullin remains a Director of Dillon, Read & Co. Inc. and serves as a Director of Crystal Brands, Inc., ACX Technologies, Inc., The Ryland Group, Inc. and Mattel, Inc. and has served as a Liberty Director since 1989. He is 52 years old.

TERMS EXPIRING IN MAY 1996:

     RUFUS C. BARKLEY, JR. is the Chairman of the Board of Cameron and Barkley Company, an industrial and electrical supplier of Charleston, South Carolina. He has held this position since 1959 and also served as Chief Executive Officer from 1959 until January 1, 1992. Mr. Barkley, who is also a Director of Wachovia Corporation, first became a Director of Liberty in 1970. He is 64 years old.

     W. W. JOHNSON is Chairman of the Executive Committee and a Director of NationsBank Corporation, a bank holding company, headquartered in Charlotte, North Carolina, a position he has held since January, 1986. Mr. Johnson first became a Director of Liberty in 1973 and is also a Director of Duke Power Company and Alltel Corporation. He is 63 years old.

     WILLIAM S. LEE, Chairman of the Board, President and Chief Executive Officer of Duke Power Company, Charlotte, North Carolina, is retiring from these active posts on April 28, 1994. He was elected Chairman and Chief Executive Officer in 1982 and President in 1989. Mr. Lee was first elected to Liberty's Board in 1978 and is also a Director of J. P. Morgan and Company, Knight-Ridder, Incorporated and Texas Instruments Incorporated. He is 64 years old.

     BENJAMIN F. PAYTON is President of Tuskegee University, Tuskegee, Alabama, a position he has held since 1981. He was elected a Director of Liberty in 1973. He is also a Director of AmSouth Bancorporation, ITT Corporation, Morrison Restaurants Incorporated, Praxair, Incorporated and Sonat Incorporated. Dr. Payton is 61 years old.
- ---------------

1. References to "Liberty Life" are to Liberty Life Insurance Company, a wholly-owned subsidiary of Liberty.

2. Hayne Hipp is the son of Francis M. Hipp.

3. William S. Lee attended 67% and Dr. Benjamin F. Payton attended 40% of the aggregate of the total number of meetings of the Board and the meetings held by all committees of the Board on which they sat.

EXECUTIVE COMPENSATION

     The following information is given as to the Chief Executive Officer and the other four most highly compensated officers (collectively the "Senior Executives") who received salary and bonus for 1993 from Liberty and its subsidiaries of more than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                    COMPENSATION AWARDS
                                                                                   ----------------------
                                                    ANNUAL COMPENSATION            RESTRICTED      STOCK       ALL OTHER
                 NAME AND                    ---------------------------------       STOCK        OPTIONS     COMPENSATION
            PRINCIPAL POSITION               YEAR     SALARY ($)     BONUS ($)      ($) (2)         (#)         ($) (3)
- -------------------------------------------  ----     ----------     ---------     ----------     -------     ------------
James R. Sefert                              1993      $150,000      $316,740       $    -0-         -0-        $ 20,248
Chairman of Cosmos                           1992       179,855       297,300            -0-         -0-          23,535
                                             1991       241,442       246,623            -0-         -0-
Hayne Hipp                                   1993       300,000       123,900        708,000         -0-          35,249
President & CEO of Liberty                   1992       300,000       100,000        768,750         -0-          34,124
                                             1991       250,000       110,000        827,500         -0-
Ralph L. Ogden                               1993       295,000        77,700        271,548         -0-          32,843
President                                    1992       255,000       120,703        200,000      30,000          31,991
of Liberty Insurance Group                   1991       230,500        86,675        161,000         -0-
Porter B. Rose                               1993       205,000        70,231        290,428         -0-          33,603
President                                    1992       194,000       116,214        148,881      10,000          35,057
of Liberty Investment Group                  1991       176,667        57,909        140,875         -0-
Barry L. Edwards                             1993       199,000        66,080        261,223         -0-          31,936
V.P. & Treasurer of Liberty                  1992       194,000       104,512        194,622      10,000          32,505
                                             1991       183,257        75,680        161,000         -0-

- ---------------

(1) References to "Cosmos" are to Cosmos Broadcasting Corporation and to "Liberty Insurance Group" are to a group of companies comprised of Liberty Life Insurance Company, Liberty Insurance Services Corporation, Magnolia Life Insurance Company and Pierce National Life Insurance Company. All companies referenced are wholly-owned subsidiaries of Liberty.
(2) The aggregate restricted shareholdings at December 31, 1993, 1992, and 1991 respectively for each individual named in the Summary Compensation Table were as follows: James R. Sefert -- 3,000, 8,000, and 16,000 shares valued at $72,750, $225,000 and $354,000, Hayne Hipp -- 92,800, 106,800, and
     108,800 shares valued at $2,250,400, $3,003,750, and $2,407,200, Ralph L.
     Ogden -- 24,265, 23,225, and 24,000 shares valued at $588,426, $653,203, and $531,000, Porter B. Rose -- 22,693, 20,010, and 20,200 shares valued at
     $550,305, $562,781 and $446,925, and Barry L. Edwards -- 23,731, 22,595,
     and 21,200 shares valued at $575,476, $635,484, and $469,050. Dividends are paid on restricted stock at the same rate as paid on all outstanding shares of the Company's Common Stock.
(3) "All Other Compensation" was comprised of the following items during 1993 (the last completed fiscal year): a.) the full dollar value of the entire premiums paid by the Company on behalf of the named individuals for split dollar life insurance policies: Hayne Hipp -- $6,798, Ralph L. Ogden -- $4,800, Porter B. Rose -- $7,000, and Barry L. Edwards -- $4,663;
     b.) premiums in the amount of $3,750 paid by the Company in connection with the medical reimbursement plan on behalf of each of the individuals named in the Summary Compensation Table; c.) employer-matched contributions under the 401(k) Thrift Plan for each named individual: James R. Sefert -- $5,302, Hayne Hipp -- $4,794, Ralph L. Ogden -- $4,387, Porter B. Rose
     -- $2,946, and Barry L. Edwards -- $4,729; d.) employer contribution amounts allocated to each named individual pursuant to the Profit Sharing
     Plan: James R. Sefert -- $11,196, Hayne Hipp -- $19,907, Ralph L.
     Ogden -- $19,906, Porter B. Rose -- $19,907, and Barry L.
     Edwards -- $18,794.

OPTION EXERCISES AND YEAR-END 1993 VALUES

     The information shown below includes the number of shares of Common Stock acquired on exercise of stock options by the Senior Executives during 1993, the value realized by these exercises calculated by multiplying the closing price of the Company's stock on the exercise date by the number of shares acquired, less the option price paid by the Senior Executives to the Company in order to acquire the shares. Also shown is the number of unexercised options to purchase the Company's Common Stock held by each of the Senior Executives at December 31, 1993, as well as the value of the in-the-money unexercised options calculated by multiplying the closing price of the Company's stock on December 31, 1993 by the number of shares underlying the unexercised options, less the option price that must be paid by the Senior Executives to the Company in order to acquire these shares.

         AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SHARES       VALUE OF SHARES
                                                                       UNDERLYING            UNDERLYING
                                                                      UNEXERCISED            UNEXERCISED
                                                                        OPTIONS          IN-THE-MONEY OPTIONS
                                                                    AT 12/31/93 (#)        AT 12/31/93 ($)
                                                                    ----------------     --------------------
                                 SHARES ACQUIRED      VALUE         EXERCISABLE/(1)        EXERCISABLE/(1)
             NAME                ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE(2)       UNEXERCISABLE(2)
- -------------------------------  ---------------   ------------     ----------------     --------------------
Barry L. Edwards...............          -0-              -0-          (1)  2,000            (1)      -0-
                                                                       (2)  8,000            (2)      -0-
Porter B. Rose.................       10,000         $202,500          (1)  7,000            (1)  $61,250
                                                                       (2)  8,000            (2)      -0-
Hayne Hipp.....................          -0-              -0-          (1)    -0-            (1)      -0-
                                                                       (2)    -0-            (2)      -0-
Ralph L. Ogden.................       10,000         $148,750          (1) 10,000            (1)  $27,500
                                                                       (2) 20,000            (2)  $55,000
James R. Sefert................        5,000         $ 97,500          (1)    -0-            (1)      -0-
                                                                       (2)    -0-            (2)      -0-

Closing price of Company stock on New York Stock Exchange on December 31, 1993 was $24.25.

PENSION PLAN TABLE

     The following table shows estimated annual benefits payable after retirement to a participant covered by the Supplemental Retirement Income Plan at its termination on December 31, 1984:

                               PENSION PLAN TABLE

                                 YEARS OF SERVICE
                 -------------------------------------------------
REMUNERATION        15           20           25        30 OR MORE
- ------------     --------     --------     --------     ----------
  $100,000       $ 30,000     $ 40,000     $ 50,000      $ 60,000
   150,000         45,000       60,000       75,000        90,000
   200,000         60,000       80,000      100,000       120,000
   250,000         75,000      100,000      125,000       150,000
   300,000         90,000      120,000      150,000       180,000
   350,000        105,000      140,000      175,000       210,000
   400,000        120,000      160,000      200,000       240,000
   450,000        135,000      180,000      225,000       270,000
   500,000        150,000      200,000      250,000       300,000
   550,000        165,000      220,000      275,000       330,000
   600,000        180,000      240,000      300,000       360,000

     A participant's remuneration covered by the Supplemental Retirement Income Plan is his or her average salary and bonus (as reported in the Summary Compensation Table) during the three consecutive years of the final five years of employment which will produce the highest average. Estimated annual benefits under the Supplemental Retirement Income Plan as listed in the table would be reduced by Social Security benefits and any benefits received under the 401(k) Thrift Plan resulting from employer contributions and under the Profit Sharing Plan, any annuity contract or any other qualified profit sharing or pension plan for which the Company provides the consideration. It is assumed that the participant's account balances under the 401(k) Thrift Plan resulting from employer contributions and under the Profit Sharing Plan and any other qualified profit sharing or pension plans for which the Company provided the compensation would be used to purchase a single life annuity on the employee's retirement date. As of December 31, 1984, the termination date of the Supplemental Retirement Income Plan, the years of service for each of the persons listed in the Summary Compensation Table are as follows: James R. Sefert -- 4 years, Hayne Hipp -- 15 years, Ralph L. Ogden -- 1 year, Barry L. Edwards -- 12 years, and Porter B. Rose -- 16 years.

DIRECTORS COMPENSATION

     Each Director who is not also an officer of Liberty or one of its subsidiaries receives $10,000 annual compensation, plus $1,500 for each meeting of the Board which he attends. Travel expenses incurred by a Director in attending a meeting of the Board or a Committee are also reimbursed.

     The Compensation Committee Report on Executive Compensation and the performance graph which follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently composed of Messrs. William S. Lee, James G. Lindley, William O. McCoy and John H. Mullin, III, all of whom are non-employee directors. The Committee establishes the salaries and other forms of compensation for executive officers of the Company and its subsidiaries. It also develops and maintains stock ownership plans for such executive officers and grants benefits under such plans. Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1993 as they affected the Company's executive officers including Hayne Hipp and Messrs. Rose, Edwards, Sefert and Ogden, the four executive officers other than Mr. Hipp who were the Company's most highly paid executives (collectively with Mr. Hipp, the "Senior Executives") during 1993.

     Policies. The Compensation Committee's executive compensation policies are designed to:

     - Provide a pay for performance policy that bases a substantial portion of annual compensation on corporate, business unit and individual performance;

     - Motivate executive officers to achieve strategic business objectives and reward them for achievements;

     - Align the interests of executives with the long-term interests of the shareholders through stock option and restricted stock awards; and

     - Provide pay scales and compensation plans which are comparable to those offered by other companies in the insurance and broadcasting industries, thus allowing the Company to compete for and retain talented executives who are critical to the Company's performance.

     At present, the executive compensation program is composed of annual incentive cash bonus, long-term incentive stock options and restricted stock grants, salary and benefits generally available to executives in the insurance and broadcasting industries.

     Comparability. The Committee annually reviews the executive compensation program. Competitive market data, provided by an outside compensation consultant, compares the Company's compensation practices to those of a group of comparator companies. The Company's market for compensation comparison purposes is comprised of a group of companies that have business operations in the insurance and broadcasting industries and that are similar in size in terms of revenues and assets. The outside compensation consultant selects the companies used for compensation comparison purposes from its data bank, utilizing the above measures in the selection process. Salary ranges are generally targeted at the median of the salary ranges of the comparator companies. The opportunity for an executive officer to earn compensation in excess of the targeted salary range is provided by the annual performance based bonus plan and the long-term incentive stock option and restricted stock plan.

     Nine of the sixteen companies which comprise the Peer Group index shown on the performance graph in this proxy statement are of similar size to those in the comparator group used for compensation purposes and would, therefore, be included in the group of comparator companies selected by the outside compensation consultant. Seven of the companies which comprise the Peer Group index are larger in terms of revenues and assets than the Company but are nevertheless included in the Peer Group index because these companies are the primary competitors of the Company in its major lines of business. These larger companies are not the Company's most direct competitors for executive talent and are, therefore, not included in the comparator group used for compensation purposes.

     Annual Performance Incentive. The Compensation Committee's emphasis on tying pay to corporate, business unit and individual performance is reflected in the incentive bonuses awarded pursuant to the 1993 Annual Management Bonus Plan (the "Bonus Plan"). The Bonus Plan provided for bonus awards to executive officers based on the 1993 actual versus target earnings performance of the Company and its major business units and various other individual or operating measures tailored to an individual executive's area of responsibility.

     The Bonus Plan established separate target bonus pools, ranging from .72% to 2.79% of 1993 target earnings of the Company or relevant business unit. The relative sizes of the bonus pools reflected the relative sizes of the Company and the business units. The target awards to be paid to the executive officers from the bonus pools reflected the Committee's subjective judgment as to the extent to which the participant could contribute to the achievement of the Company's financial goals. Threshold actual earnings, which varied among the Company and its business units, were required before an executive officer became eligible for a bonus. No bonus would have been received by executive officers if the shortfall in actual 1993 Company or relevant business unit earnings had been in a range of 10.4% to 20% less than the 1993 target earnings. Thresholds at the indicated levels were established in order to level the effect on the bonus pools of year-to-year earnings volatility due to acquisitions, divestitures and cyclical broadcasting revenues.

     The bonus awards paid to the Senior Executives ranged from 100% to 65% of target awards that would have been paid if the entire target bonus pool had been distributed. 25% of combined salary and bonus paid to the Senior Executives in 1993 was derived from the performance based bonus. The bonus award paid to the Chief Executive Officer was 70% of the target award that he would have received if the entire target bonus pool had been distributed. 29% of the Chief Executive Officer's combined salary and bonus was derived from the 1993 performance based bonus.

     Long-term Performance Incentive. The Company's Performance Incentive Compensation Program (the "Plan") is designed to align a significant portion of the executive compensation program with shareholder interests. The Plan, approved by the shareholders in 1983, permits the granting of two types of stock-based awards:

     - Stock Option. A right vesting ratably over five years and terminating after ten years to purchase shares of Common Stock at the current market value as of the date the option is granted; and

     - Restricted Stock. Shares of Common Stock which the recipient cannot sell or otherwise dispose of until a five-year restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapse of the restriction period.

     In granting restricted stock in 1993 to the executive officers other than the Chief Executive Officer, the Committee utilized a formula tied to the amount of bonus earned under the prior year's Bonus Plan and did not place emphasis on previous grants. Each Senior Executive who received a grant of restricted stock, other than the Chief Executive Officer, was awarded restricted stock having a value as of the date of the award equal to 2.25 to 2.5 times the Senior Officer's cash bonus paid pursuant to the 1992 Bonus Plan. The value of the restricted stock grant equalled market value of the stock underlying the restricted stock grant as of the date of the award.

     Salaries. Executive officers, including three of the Senior Executives other than the Chief Executive Officer, were granted base salary increases effective May 1, 1993 after evaluating the range of salaries paid by the comparative group of companies, and after evaluating executives' levels of responsibility, prior experience, breadth of knowledge and internal equity issues.

     Chief Executive Officer. At its May 4, 1993 meeting, the Committee reviewed the competitive salary and bonus market data provided by an outside compensation consultant and noted that the Chief Executive's base salary combined with his 1992 annual bonus award was below the median paid by the comparator companies. Evaluating the competitive total compensation market data for the comparator companies, the Committee determined that a restricted stock grant of 24,000 shares together with salary at the 1992 level and the 1992 Bonus Plan award would be appropriate and within the range of total compensation paid by the comparator companies.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                        William S. Lee      James G. Lindley

                        William O. McCoy    John H. Mullin, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1993 until May 4, 1993 Dr. James F. Kane and Messrs. William O. McCoy, John H. Mullin, III and John A. Warren served as members of the Compensation Committee of the Board of Directors. For the remainder of the year Messrs. William S. Lee, James G. Lindley, William O. McCoy and John H. Mullin, III served as members of the Compensation Committee.

     William O. McCoy is Vice Chairman of the Board of BellSouth Corporation, an affiliate of Southern Bell. No executive officer of the Company serves on the Board of Directors of BellSouth Corporation or any of its affiliates. Liberty Life writes universal life and ordinary policies for employees of Southern Bell. Premiums on these policies totalled approximately $132,500 during 1993.

     Lawrence M. Gressette, Jr. is Chairman, President and Chief Executive Officer of SCANA Corporation, an affiliate of South Carolina Electric and Gas Company and SCANA Development Corporation, and is a nominee for Director of Liberty. Hayne Hipp, President and Chief Executive Officer of the Company, serves on the Long-term Compensation Committee and Management Development/Corporate Performance and Planning Committee of SCANA Corporation's Board of Directors. Liberty Life writes universal life insurance policies for employees of South Carolina Electric and Gas Company. Premiums and interest paid on policy loans on these policies totaled approximately $538,900 during 1993. In addition, SCANA Corporation has agreed to sell a portion of the real estate assets of SCANA Development Corporation to Liberty for approximately $50 million in cash. This transaction is expected to close in April, 1994.

     Effective July 1, 1993 James G. Lindley retired as the Vice Chairman of the Board and an executive officer of Wachovia Corporation and became Chairman Emeritus of South Carolina National Corporation and South Carolina National Bank, subsidiaries of Wachovia Corporation. Hayne Hipp serves on the Compensation, Nominating and Organization Committee of Wachovia Corporation's Board of Directors. Liberty Life writes universal life policies to fund deferred compensation plans for South Carolina National Bank. In addition, Liberty Life writes life insurance for customers of South Carolina National Bank. Premiums on these policies aggregated $1.5 million during 1993. With respect to the policies written for customers of South Carolina National Bank, Liberty Life's retention is only a fixed percentage of the total premiums; and amounts in excess of such retentions are used to pay claims, added to insurance reserves, paid as commissions, refunded or paid to the banks. For 1993, Liberty Life's total retentions on these policies were $213,700. Liberty Life also writes mortgage protection life policies for customers of Wachovia Mortgage Protection in Winston-Salem,

North Carolina. As of December 31, 1993, annualized insurance premiums in force were approximately $432,000 for these policies. Effective September 28, 1993, Liberty entered into a Credit Agreement with a syndicate of banks pursuant to which Liberty could borrow up to $325 million. Among the banks participating and their portion of the total debt at December 31, 1993 were: South Carolina National Bank for $34.8 million and Wachovia Bank of North Carolina for $51.9 million.

CERTAIN TRANSACTIONS

     Edward W. Crutchfield, Jr., Chairman and Chief Executive Officer of First Union Corporation, is a Director of Liberty. No executive officer of the Company serves on the Board of Directors of First Union. Liberty Life writes mortgage protection policies for customers of First Union Insurance Group, a subsidiary of First Union Corporation. As of December 31, 1993, annualized insurance premiums in force for these policies were $1 million. W. W. Johnson, Chairman of the Executive Committee and an executive officer of NationsBank Corporation, is a Director of Liberty. No Executive officer of the Company serves on the Board of Directors of NationsBank. Effective September 28, 1993, Liberty entered into a Credit Agreement with a syndicate of banks pursuant to which Liberty could borrow up to $325 million. In addition to the disclosures regarding the participation of South Carolina National Bank and Wachovia Bank of North Carolina in the Credit Agreement contained in the above section of this Proxy Statement entitled, "Compensation Committee Interlock and Insider Participation" which is incorporated into this section of the Proxy Statement by reference, among the banks participating in the syndicate of banks were First Union National Bank of North Carolina and NationsBank of Georgia. However, as of December 31, 1993, neither First Union nor NationsBank had assumed any portion of the total debt. Also incorporated into this section of the Proxy Statement by reference are the disclosures regarding William O. McCoy, Vice Chairman of the Board of BellSouth Corporation, an affiliate of Southern Bell, Lawrence M. Gressette, Jr., Chairman, President and Chief Executive Officer of SCANA Corporation, an affiliate of South Carolina Electric and Gas Company and SCANA Development Corporation, and James G. Lindley, Vice Chairman of the Board and an executive officer of Wachovia Corporation, contained in the above section of this Proxy Statement entitled, "Compensation Committee Interlock and Insider Participation." During 1992 Liberty Life Insurance Company entered into a mortgage loan transaction of $1,640,000 to Top Notch Retail Limited Partnership. The limited partners include children of Buck Mickel; and collectively, their ownership interest exceeds 10%. At December 31, 1993, the balance on this loan was $1,503,409. Management believes that the terms of the arrangements described in this paragraph are as favorable to Liberty as are similar transactions between unrelated parties.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Effective December 31, 1993 James R. Sefert retired from full-time employment with Cosmos and became eligible to receive benefits available to all retirees of Cosmos. Mr. Sefert has agreed to provide consulting services to Cosmos for eighteen months beginning January 1, 1994 for which he will receive a fee of $10,000 per month. Unless terminated by either Mr. Sefert or the Company with six months advance notice, Mr. Sefert will continue to provide an additional six months of service at the same monthly fee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the SEC and the New York Stock Exchange various reports as to ownership of such Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations to the Company that no other reports were required, all the aforesaid Section 16(a) filing requirements were complied with during 1993.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and an index of peer companies selected by Liberty (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG LIBERTY CORPORATION, THE S&P 500 INDEX AND A PEER GROUP**

      MEASUREMENT PERIOD         LIBERTY CORP
    (FISCAL YEAR COVERED)             SC            S&P 500       PEER GROUP
1988                                       100             100             100
1989                                       123             132             130
1990                                       119             128             116
1991                                       131             166             158
1992                                       170             179             205
1993                                       149             197             214

           Assumes $100 invested on December 31, 1988 in Liberty Common Stock, S&P 500 Index and Peer Group.

            * Total return assumes reinvestment of dividends.
           ** Fiscal year ending December 31.

     The Peer Group selected by Liberty for the above performance graph is a combination of two industry groups, 64% life insurance and 36% broadcasting. The weighting determination of insurance and broadcasting companies used in the Peer Group was based on a measure of both cash flow and revenues. Companies included in the Peer Group are American General Corporation, American National Insurance Company, Aon Corporation, Capital Holding Corporation, Gannett Co., Inc., Home Beneficial Corporation, Independent Insurance Group, Inc., Jefferson-Pilot Corporation, Lee Enterprises, Inc., Liberty, Meredith Corporation, Park Communications, Inc., Protective Life Corporation, Pulitzer Publishing Company, Times Mirror Company, Torchmark Corporation, and USLIFE Corporation.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of January 31, 1994, the shares of Liberty Common Stock beneficially owned (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934) by all persons who beneficially own more than 5% of the shares of such stock. Hayne Hipp is the son of Francis M. Hipp. Jane Gage Hipp Caulder, Mary Ladson Hipp Haddow, Edward F. Hipp, H. Neel Hipp, Jr. and William F. Hipp are brothers and sisters.

                                                        NATURE AND AMOUNT OF
                                                        BENEFICIAL OWNERSHIP
                                         --------------------------------------------------
                                         SOLE VOTING       SHARED VOTING          TOTAL        PERCENTAGE
                                           AND/OR             AND/OR              SHARES           OF
                                         INVESTMENT         INVESTMENT         BENEFICIALLY   OUTSTANDING
          NAME AND ADDRESS(1)             POWER(2)           POWER(3)             OWNED       COMMON STOCK
- ---------------------------------------  -----------       -------------       ------------   ------------
Jane Gage Hipp Caulder
Travelers Rest, SC.....................     163,867          1,382,240(4)         1,546,107        7.93%
Gabelli Funds, Inc.
One Corporate Center
Rye, NY 10580-1434.....................   1,021,352(5)         380,500(5)         1,401,852        7.19%
Mary Ladson Hipp Haddow
Atlanta, GA............................     138,341(6)       1,441,967(7)         1,580,308        8.10%
Edward F. Hipp
Hendersonville, NC.....................     150,823          1,376,283(8)         1,527,106        7.83%
Francis M. Hipp
Greenville, SC.........................     644,508          1,431,648(9)         2,076,156       10.65%
H. Neel Hipp, Jr.
Greenville, SC.........................      96,562(10)      1,560,656(11)        1,657,218        8.50%
Hayne Hipp
Greenville, SC.........................     486,845(12)      1,986,336(13)        2,473,181       12.69%
William F. Hipp
Atlanta, GA............................     119,734(14)      1,504,256(15)        1,623,990        8.33%
Frances M. McCreery
Chagrin Falls, OH......................   1,085,508(16)         13,600(17)        1,099,108        5.64%
William R. Patterson
999 Peachtree Street, NE
Atlanta, GA 30309-3996.................         -0-          2,167,190            2,167,190       11.11%
South Carolina National Bank
Trust Department
1426 Main Street
Columbia, SC 29226.....................     140,117(18)      1,159,869(19)        1,299,986        6.67%
                                         -----------       -------------       ------------      ------
     ADJUSTED TOTALS(20)...............   4,047,657          5,014,749            9,062,406       46.47%

- ---------------

 (1) The mailing address for the individuals listed above, with the exception of Mr. Patterson, Gabelli Funds, Inc. and South Carolina National Bank, is P.O. Box 789, Greenville, South Carolina 29602.
 (2) Except as otherwise indicated in these Notes, each person has sole voting and investment power with respect to the designated shares.
 (3) Shares shown in this column are included in the totals for more than one person as follows: (a) Francis M. Hipp shares voting and investment power with Hayne Hipp and other persons with respect to 1,401,572 shares; (b) Francis M. Hipp shares voting and investment power with H. Neel Hipp, Jr. and another individual with respect to 10,344 shares; (c) Francis M. Hipp shares voting and investment power with William R. Patterson and other persons with respect to 416,000 shares;
     (d) Jane Gage Hipp Caulder, Mary Ladson Hipp Haddow, Edward F. Hipp, H, Neel Hipp, Jr. and William F. Hipp share voting and investment power with William R. Patterson and each other with respect to 1,373,392 shares; (e) Jane Gage Hipp Caulder, Mary Ladson Hipp Haddow, Edward F. Hipp, H. Neel Hipp, Jr. and William F. Hipp share voting and investment power with each other and another individual with respect to 270,000 shares; (f) H. Neel Hipp, Jr. shares voting and investment power with William F. Hipp and another individual with respect to 63,310 shares; and (g) South Carolina National Bank shares investment power with each of the individuals named in
     (a) through (c) and other persons with respect to 1,140,119 shares and voting power with respect to 110,227 shares. Except as otherwise indicated in these Notes, both voting and investment power are shared with respect to the shares designated in this column.
 (4) Includes 5,356 shares held of record by her husband or by or for her minor children and 4,160 shares held in trust for the benefit of her children of which her husband serves as Co-Trustee. Jane Gage Hipp Caulder disclaims beneficial ownership of the 6,325 shares held by her husband and in trust for her children.
 (5) Amendment No. 13 to Schedule 13D filed with the SEC on December 15, 1992, reflects that Gabelli Funds, Inc. owns 1,401,852 shares, including 964,552 shares for which sole voting power is held, 1,021,352 shares for which sole investment power is held and 380,500 shares for which no voting and shared investment power is held.
 (6) Includes 2,200 shares held in trust for the benefit of her children of which Mary Ladson Hipp Haddow serves as sole Trustee.
 (7) Includes 1,568 shares held jointly with her husband, 54,617 shares held of record by her husband or by or for her minor children and 17,842 shares held in trust for the benefit of her children of which her husband serves as Co-Trustee. Mary Ladson Hipp Haddow disclaims beneficial ownership of the 32,413 shares held by her husband and in trust for her children.
 (8) Includes 4,571 shares held of record by his wife or by or for his minor children and 4,700 shares held in trust for the benefit of his children of which his wife serves as Co-Trustee. Edward F. Hipp disclaims beneficial ownership of these shares.
 (9) Includes 19,732 shares held of record by his wife, including 1,400 shares held by her as custodian. Francis M. Hipp disclaims beneficial ownership of these shares.
(10) Includes options to purchase 14,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 7,567 restricted shares as to which he has sole voting but no investment power.
(11) Includes 75,147 shares held of record by his wife or by or for his minor children. H. Neel Hipp, Jr. disclaims beneficial ownership of these shares.
(12) Includes 92,800 restricted shares as to which he has sole voting power but no investment power and 211,789 shares held in trust for the benefit of charity and/or family and non-family members of which Hayne Hipp serves as sole Trustee.
(13) Includes 45,178 shares held of record by his wife or by or for his child, 29,357 shares held in trust for the benefit of his children and/or charity of which his wife serves as Co-Trustee and 3,858 shares held by him as custodian.
(14) Includes 1,740 shares held in trust for the benefit of his children of which William F. Hipp serves as sole Trustee.
(15) Includes 59,135 shares held of record by his wife or by or for his minor children and 14,131 shares held in trust for the benefit of his children of which his wife serves as Co-Trustee. William F. Hipp disclaims beneficial ownership of these shares.
(16) Includes 100,000 shares held in trust for her benefit and for the benefit of family members of which Frances M. McCreery serves as sole Trustee.

(17) Includes 800 shares held of record by her husband. Frances M. McCreery disclaims beneficial ownership of these shares.
(18) Includes 140,117 shares for which sole voting power is held and 114,822 shares for which sole investment power is held.
(19) Includes 143,507 shares for which shared voting power is held and 1,159,869 shares for which shared investment power is held (including 3,280 shares reported in "Sole Investment Power" column).
(20) Adjusts for the overlap of beneficial ownership described in Note 3.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the shares of Liberty Common Stock owned beneficially (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934), unless otherwise indicated, by each Director and nominee and by all executive officers and Directors of Liberty as a group on January 31, 1994.

                                                                                     PERCENTAGE OF
                                                            NUMBER OF SHARES       OUTSTANDING SHARES
                       SHAREHOLDER                          OF COMMON STOCK         OF COMMON STOCK
- ----------------------------------------------------------  ----------------       ------------------
Rufus C. Barkley, Jr......................................         10,248(2)                .05%
Edward E. Crutchfield, Jr.................................          2,000                   .01%
Barry L. Edwards..........................................         88,674(3)                .45%
Lawrence M. Gressette, Jr.................................              0                   .00%
Francis M. Hipp...........................................      2,076,156(4)              10.65%
Hayne Hipp................................................      2,473,181(5)              12.69%
W. W. Johnson.............................................            800                   .00%
James F. Kane.............................................          1,300                   .01%
William S. Lee............................................            800                   .00%
James G. Lindley..........................................            400                   .00%
William O. McCoy..........................................          1,400                   .01%
Buck Mickel...............................................          8,000                   .04%
John H. Mullin, III.......................................          2,600(6)                .01%
Ralph L. Ogden............................................         87,873(7)                .45%
Benjamin F. Payton........................................            200                   .00%
J. Thurston Roach.........................................          2,000                   .01%
Porter B. Rose............................................         58,493(8)                .30%
James R. Sefert...........................................         22,000                   .11%
Robert S. Small...........................................         17,000                   .09%
John A. Warren............................................          4,000                   .02%
All Directors, Nominees for Director and
  Executive Officers as a Group (24 persons)(9)...........      3,013,072(10)             15.45%

- ---------------

 (1) None of the Directors and executive officers is the beneficial owner of any equity securities of any of Liberty's subsidiaries. Except as otherwise indicated in these Notes, each of the individuals named above has sole voting and investment power with respect to the shares listed for such person.
 (2) Includes 400 shares held of record by his wife and 3,708 shares held by a partnership of which a trust established for the benefit of his mother and of which he serves as Co-Trustee is a general partner. Rufus C. Barkley, Jr. disclaims beneficial ownership of these areas.
 (3) Includes 100 shares held jointly with his wife, 2,124 shares held of record for his minor children, options to purchase 2,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 23,731 restricted shares as to which he has sole voting power but no investment power.

 (4) See "Principal Holders of Voting Securities" table and Notes 3 and 9 thereto for a more complete description of the nature and amount of beneficial ownership by Francis M. Hipp.
 (5) See "Principal Holders of Voting Securities" table and Notes 3, 12 and 13 thereto for a more complete description of the nature and amount of beneficial ownership by Hayne Hipp.
 (6) Includes 600 shares held in trust for the benefit of his children of which John H. Mullin, III serves as Co-Trustee.
 (7) Includes 1,434 shares held jointly with his wife, options to purchase 20,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 24,265 restricted shares as to which he has sole voting power but no investment power.
 (8) Includes options to purchase 7,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 22,693 restricted shares as to which he has sole voting power but no investment power.
 (9) Adjusts for the overlap of beneficial ownership described in the table referred to in Notes 4 and 5.
(10) Includes options to purchase 70,800 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 216,106 restricted shares as to which they have sole voting power but no investment power.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to shareholder ratification, the Board of Directors has appointed the firm of Ernst & Young as independent public accountants for the year 1994. The appointment was made upon the recommendation of the Audit Committee, which is composed of Directors who are not officers or otherwise employees of Liberty.

     If the shareholders do not ratify the selection of Ernst & Young, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     The appointment of the firm of Ernst & Young as independent public accountants for Liberty was ratified by the shareholders at Liberty's last Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have the opportunity to make a statement should they so desire. Management recommends that the shareholders vote "FOR" such ratification.

SHAREHOLDERS' PROPOSALS

     Shareholders' proposals must be received at the Company's above stated address on or before December 15, 1994 to be considered for inclusion in the proxy statement for the 1995 Annual Meeting.

OTHER MATTERS

     The management of Liberty knows of no business to be presented at the meeting other than the two items specified above. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          MARTHA G. WILLIAMS
                                          Vice President, General Counsel
                                            & Secretary

Greenville, South Carolina
March 31, 1994

PROXY                                                                      PROXY

                            THE LIBERTY CORPORATION

         This Proxy is solicited on behalf of the Board of Directors of the
                                  Corporation.

    The undersigned hereby appoints Sophia G. Vergas and R. David Black, or either them, as proxies, with full power of substitution, to represent the undersigned at the 1994 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty") to be held at 10:30 a.m. on May 3, 1994, at The Liberty Corporation Headquarters Building, Wade Hampton Boulevard, Greenville, South Carolina, and any adjournment thereof, and to vote all the shares of Liberty stock which the undersigned would be entitled to vote, if personally present.

1. ELECTION OF DIRECTORS:

    / / FOR ALL 5 NOMINEES listed below                         / / WITHHOLD AUTHORITY to vote for all
       (except as marked to the contrary below)                    nominees listed below

  Lawrence M. Gressette, Jr., Francis M. Hipp, Hayne Hipp, Buck Mickel and J.
                                 Thurston Roach

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.)

- --------------------------------------------------------------------------------

2. Proposal to approve the appointment of Ernst & Young as independent public accountants for Liberty.

          / / FOR          / / AGAINST          / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.

 PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF ALL THE FOREGOING PROPOSALS.

                                                            SHARES
                                              Date                        , 1994
                                                  ------------------------

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              (Please sign your name exactly as
                                              it appears hereon. Executors,
                                              administrators, guardians,
                                              officers of corporations, and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.)